Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

MEDI GROUP LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share(1)(2)	Rule 457(o)	3,833,333	$5.00	$19,166,665	0.0001531	$2,934.42
Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share(3)	Rule 457(o)	4,272,222	$5.00	21,361,110	0.0001531	$3,270.39
Fees to Be Paid	Other	Representative's Warrant	Others(4)
	Equity	Class A Ordinary Shares, par value US$0.0001 per share, issuable upon exercise of Representative's Warrant(5)	Rule 457(o)	111,000	$6.0	$666,000	0.0001531	$101.96
Total Offering Amounts						$41,193,775	0.0001531	$6,306.77
Total Fees Previously Paid								$6,204.81
Total Fee Offsets								$-
Net Fee Due								$101.96

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

(3)	Reflects the resale by the selling shareholders set forth herein of 4,272,222 Class A Ordinary Shares.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)

The Representative’s Warrants are exercisable for up to 3.33% of the number of Class A Ordinary Shares issued in the public offering, not including Class A Ordinary Shares that may be purchased from us upon the exercise of the over-allotment option by the underwriters, at a per share exercise price equal to 120% of the per share offering price of the Class A Ordinary Shares in the public offering.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.